UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 22, 2022

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Madison Avenue,	New York,	New York	10016

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2022, PVH Corp. (the “Company”) Board of Directors (the “Board”) appointed Michael M. Calbert to the Board, effective May 2, 2022, the date of the Board's next scheduled meeting. Mr. Calbert is Chairman of the Board of Dollar General Corporation (“Dollar General”) and formerly was a member of the private equity firm KKR & Co. L.P. (“KKR”).

The Company also announced that Henry Nasella, its Chair, will not stand for re-election at its June 16, 2022 annual meeting of stockholders. Mr. Nasella has served on the Board for 19 years, including as presiding director since 2007 and Chair since 2021 when it first became an independent, non-executive role. Mr. Nasella had been nominated to serve for his last three terms by virtue of a waiver of the Board’s mandatory retirement age, as permitted under its Corporate Governance Guidelines. Mr. Calbert is expected to succeed Mr. Nasella as Chair if Mr. Calbert is re-elected at the annual meeting.

The Board determined that Mr. Calbert qualifies as independent under the New York Stock Exchange listing standards and the applicable requirements of the Securities and Exchange Commission and has appointed him to the Board’s Compensation Committee and Nominating, Governance & Management Development Committee, effective May 2, 2022.

The appointment of Mr. Calbert is in connection with the Board’s previously disclosed refreshment process, as supported by the Nominating, Governance & Management Development Committee. Mr. Nasella had been nominated to serve for his prior three terms by virtue of a waiver of the Board’s mandatory retirement age, as permitted under its Corporate Governance Guidelines.

Mr. Calbert, age 59, is experienced with corporate finance and strategic business planning activities. As the former head of KKR’s global retail industry team, Mr. Calbert has a strong background and extensive experience in advising and managing companies in the retail industry, including evaluating business strategies and operations, financial plans and structures, risk, and management teams. His former service on various private and public company boards in the retail industry, as well as his current service on the board of another public retail company, further strengthens his knowledge and experience. Mr. Calbert also has a significant financial and accounting background.

Mr. Calbert has served as Dollar General’s Chairman of the Board since January 2016. He joined KKR in January 2000 and was directly involved with several KKR portfolio companies until his retirement in January 2014, after which he served as a consultant to KKR until June 2015. Mr. Calbert led KKR’s Retail industry team prior to his retirement. He also served as the Chief Financial Officer of Randall’s Food Markets from 1997 until it was sold in September 1999 and worked as a certified public accountant and consultant with Arthur Andersen Worldwide from 1985 to 1994, where his primary focus was the retail and consumer industry.

Mr. Calbert has served as a director of Executive Network Partnering Corporation since September 2020 and was a director of AutoZone, Inc. from May 2019 until December 2021.

The number of directors constituting the full Board was increased to 12 in connection with this appointment.

There is no arrangement or understanding between Mr. Calbert and any other person pursuant to which he was selected as a director, nor are there any transactions between the Company and Mr. Calbert or any of his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on March 23, 2022 announcing Mr. Calbert’s Board appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements And Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and
Secretary
Date: March 22, 2022